UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2007

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

000-33001

(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1501 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices, with zip code)

650-802-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its December 18, 2007 meeting, the Compensation Committee of the Board of Directors of Natus Medical Incorporated (the “Company”) approved the base salaries and bonus program for the Company’s executive officers for the period beginning January 1, 2008 and ending December 31, 2008.

The Compensation Committee approved the base salary amounts set forth on the table below based on a review of the Company’s performance and competitive market data:

Executive	January 1–December 31, 2008 Salary
James B. Hawkins	$425,000
Christopher D. Chung, M.D.	$240,000
William L. Mince	$260,000
Steven J. Murphy	$250,000
Kenneth M. Traverso	$240,000

The Compensation Committee approved a cash bonus plan for executive officers of the Company based on the Company achieving its budgeted pre-tax profit for 2008. The cash bonuses may range from 50% to a maximum of 150% of the target amount (based on the amount of actual pre-tax profit relative to the budgeted amount). The target bonus for Mr. Hawkins is 75% of 2008 base salary and for each of Messrs. Mince, Murphy and Dr. Chung is 40% of 2008 base salary. Mr. Traverso’s compensation is comprised of (i) his base salary as set forth above, (ii) payments made pursuant to a sales commission plan that is paid on a regular basis to a maximum of $87,500, and (iii) a bonus for which the terms are the same as the other executive officers of the company, except that his target bonus is 27% of 2008 base salary. The payment of bonuses pursuant to this plan is at the discretion of the Board of Directors.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On December 19, 2007, the Board of Directors (the “Board”) of the Company approved an amendment to the Company’s Bylaws to be effective immediately. The amendment, which consolidated Article 6, Sections 6.1 and 6.2 into an amended section 6.1, and renumbered Sections 6.3, 6.4 and 6.5 as Sections 6.2, 6.3 and 6.4, respectively, provides that (i) the Board may provide that some or all of the Company’s stock shall be evidenced by uncertificated shares and (ii) any resolution by the Board providing for uncertificated shares will not apply to shares represented by a certificate until the certificate is surrendered to the Company, and also makes related changes.

A copy of the amended Bylaws are attached as Exhibit 3.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

3.1	Amended Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED (Registrant)

Dated: December 21, 2007	By:	/s/ Steven J. Murphy
Steven J. Murphy
Vice President Finance and Chief Financial Officer

Exhibit Index

Number	Description

3.1	Amended Bylaws of the Company